Exhibit 10.15

Dated      December 2012

PROTHENA CORPORATION plc

the Company

and

[            ]

the Director

DEED OF INDEMNITY

THIS DEED OF INDEMNITY is dated                  December 2012 and made between:

(1)	PROTHENA CORPORATION plc incorporated in Ireland under registration no. 518146 and having its registered office at 25-28 North Wall Quay, Dublin 1, Ireland (the Company); and

(2)	[Name] of [Address] (the Director)

(together the Parties).

WHEREAS:

A.	The Director was a director of the Company and, upon his resignation on the date hereof, wishes to be indemnified in respect of him acting as a director of the Company.

B.	The Company has agreed to indemnify the Director as hereinafter provided.

WITNESSES as follows:

1.	INDEMNITY

1.1.	The Company covenants with and undertakes to the Director and his personal representatives to indemnify and keep fully indemnified the Director on and with effect from execution of this deed from and against any fines, penalties, awards, claims, actions, proceedings, judgments, decrees, orders, directions, liabilities (including tax liabilities), losses (,costs and expenses of whatsoever nature, howsoever arising and whether arising before or after the date of this letter (including, without limitation, any reasonable professional fees, charges or expenses incurred in, insofar as reasonable, investigating, obtaining advice with respect to or resisting or, subject to the prior consent of the Company (such consent not to be unreasonably withheld or delayed), appealing any such fines, penalties, awards, claims, actions, proceedings, judgments, decrees, orders, directions, liabilities, losses, costs or expenses) suffered or incurred as a consequence of the decisions made by him in his capacity as a director of the Company.

1.2.	For the avoidance of doubt, it is agreed by and between the Parties hereto that the liability of the Company pursuant to the indemnity contained in clause 1.1 shall not be deemed to be modified or discharged or affected in any way whatsoever:

1.2.1.	by reason of any investigation or enquiry made or which ought to have been made by or on behalf of the Director; or

1.2.2.	by any information of which the Director has knowledge (whether actual, imputed or constructive);

and none of the matters set out at sub-clauses 1.2.1 and 1.2.2 above will operate so as to prejudice or limit any claim which the Director or his personal representatives may be entitled to bring or to reduce any amount recoverable by the Directors or his personal representatives under clause 1.1.

2.	SECTION 200 OF COMPANIES ACT, 1963

The provisions of this Deed shall only have effect insofar as they are not contrary to or in violation of the laws of Ireland and in particular (to the extent applicable) section 200 of the Companies Act, 1963.

3.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the laws of Ireland and the Parties irrevocably submit to the exclusive jurisdiction of the Irish courts.

IN WITNESS whereof the Parties have executed this Deed on the date at the beginning of this Deed.

GIVEN UNDER THE COMMON SEAL of

PROTHENA CORPORATIOIN PLC

Signature of Director

Signature of Director / Company Secretary

SIGNED AND DELIVERED as a Deed
by [ ]
in the presence of:
Signature of Individual

Signature of Witness

Occupation of Witness

Address of Witness

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